UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020 (June 26, 2020)

FORTUNE VALLEY TREASURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55555	32-0439333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

13th Floor, Building B1, Wisdom Plaza Qiaoxiang Road, Nanshan District Shenzhen, Guangdong, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-86961405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE.

On June 26, 2020, Fortune Valley Treasures, Inc. (“FVTI” or the “Company”) filed a Form 8-K (the “Original 8-K”), reporting the entry of an equity interest transfer agreement (“Original Agreement”) with Dongguan Xixingdao Technology Co., Ltd., a company engaged in the business of drinking water distribution and delivery (“Xixingdao”), and Xixingdao’s shareholders for the purchase of 90% of Xixingdao’s equity interest. This Current Report on Form 8-K/A is to (1) amend and supplement Item 1.01 of the Original 8-K with the disclosure of an amendment to the Original Agreement (the “Amendment”); (2) announce the closing and completion of the equity transfer as contemplated in the Original Agreement and Amendment on December 28, 2020; and (3) provide additional historical financial statements for Xixingdao and pro forma financial information for the Company and Xixingdao.

The Company intends to file a further amendment to this 8-K/A including the nine (9) months ended September 30, 2020 and 2019 stub period reviewed financial statements within the required time period.

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the Original Agreement and Amendment described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

EQUITY INTEREST TRANSFER AGREEMENT

As previously disclosed on the Current Report on Form 8-K, on June 22, 2020, FVTI, along with Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd., a company incorporated in China and a wholly-owned subsidiary of FVTI (“QHDX”), entered into the Original Agreement with Dongguan Xixingdao Technology Co., Ltd. (“Xixingdao”), a company incorporated in China, and the two shareholders of Xixingdao, who collectively own 100% equity interest of Xixingdao (the “Sellers”). Xixingdao is engaged in the business of drinking water distribution and delivery in Dongguan City, Guangdong Province, China.

Pursuant to the Original Agreement, QHDX agreed to purchase 90% of Xixingdao’s equity interest (the “Equity Transfer”) from the Sellers in consideration of shares of FVTI’s common stock (“Issuable Shares”). The completion of the registration of the Equity Transfer with local government authorities (the “Closing”) is subject to satisfaction of all the closing conditions (unless waived), including, but not limited to, (a) completion of due diligence review of Xixingdao to the satisfaction of QHDX, (b) completion of the initial draft of the audited financial statements of Xixingdao for the fiscal year ended December 31, 2019, and (c) execution of non-competition agreements and confidentiality agreements with the senior management members of Xixingdao.

According to the Original Agreement, the total number of Issuable Shares will be determined according to the following formula:

Number of Issuable Shares = A x 15 ÷ B ÷ C

For the purpose of the foregoing formula:

A = Audited net profit of Xixingdao during the period from June 1, 2020 to May 31, 2021.

B = The average of the closing prices of FVTI’s common stock for the 30 business days before the date the Issuable Shares are issued.

C = The central parity rate of Chinese Yuan against U.S. Dollars on the date the Issuable Shares are issued as reported by China Foreign Exchange Trading Center.

Xixingdao and Sellers have agreed to achieve certain operation objectives of Xixingdao, including a net profit of RMB 4 million (approximately $565,155) for the period from January 1, 2020 to December 31, 2020. Pursuant to the Original Agreement, as long as Yuwen Li, one of the Sellers, continues to serve as the general manager and legal representative of Xixingdao, Xixingdao and Sellers shall ensure Xixingdao achieves an increase in annual net profit of no less than 10% during its fiscal years between 2022 to 2025.

To ensure the continuous operations of Xixingdao, the parties agreed that Xixingdao will retain their existing employees and will enter into non-competition and employment agreements with the management team of Xixingdao.

Pursuant to the Original Agreement, Xixingdao will establish a board of directors consisting of three individuals, two of which will be designated by QHDX and one by the Sellers, and appoint a person designated by the Sellers as general manager.

The parties further agreed that Xixingdao will not make any profit distribution within four years after the execution of the Original Agreement. In the event of a late payment of the consideration by QHDX or any delay in the registration of the Equity Transfer with local government caused by the Sellers, a daily penalty of 0.01% of the outstanding payment is assessed.

On August 31, 2020, Xixingdao registered the Equity Transfer with local government authorities in China. The closing of the Equity Transfer remains subject to additional closing conditions, including the issuance of shares by FVTI to the Sellers.

On December 18, 2020, parties to the Original Agreement entered into an Amendment, pursuant to which, the total number of Issuable Shares will be determined according to the revised formula as follows:

Number of Issuable Shares = X x 15 ÷ Y ÷ Z

For the purpose of the foregoing formula:

X = RMB 4 million

Y = The average of the closing prices of FVTI’s common stock for the 30 business days before the date the Issuable Shares are issued.

Z = The central parity rate of Chinese Yuan against U.S. Dollars on the date the Issuable Shares are issued as reported by China Foreign Exchange Trading Center.

In addition, parties have agreed that the Issuable Shares are to be held in an escrow account and released within 30 days to the Sellers upon the satisfaction of (a) a net profit of Xixingdao of RMB 4 million (approximately $565,155) for the period from January 1, 2020 to December 31, 2020, and (b) the completion of audit of Xixingdao by the independent registered accounting firm. In the event those operation objectives are achieved, FVTI is entitled to repurchase at no cost the number of Issuable Shares that is equivalent to the amount of unachieved net profit according to the formula below:

Number of Issuable Shares Subject to Repurchase = Total Number of Issuable Shares x (1 – The Achieved Net Profit in RMB ÷ RMB 4 million)

Parties have agreed to waive the operation objective of an increase in annual net profit of no less than 10% during its fiscal years between 2022 to 2025, which was contemplated in the Original Agreement.

On December 28, 2020, the parties closed the Equity Interest Transfer Agreement.

DESCRIPTION OF BUSINESS

Overview

Xixingdao is a drinking water delivery company with an extensive city-wide distribution network in Dongguan City, Guangdong Province, China. Xixingdao provides refreshing water choices for home and office and delivers bottled water directly to an estimated five million customers in Dongguan. In addition to the principal business of bottled water delivery, Xixingdao has also expanded its delivery services for groceries. Demand for bottled water during the warmer months is generally greater than during cooler months.

Xixingdao has a total of 13 full-time employees as of the date of this report. Its management team comprises of members with over 15 years of experience in delivery and logistics industries.

Xixingdao’s headquarters are located in Dongguan, where it leased one principal executive office of 500 square meters.

Xixingdao has a registered trademark of “Shuiyijia,” which is well recognized in the Dongguan market.

As the date of this report, Xixingdao is not a party to, and it is not aware of any threat of, any legal proceeding that, in the opinion of its management, is likely to have a material adverse effect on its business, financial condition or operations.

Regulations

Water delivery businesses are subject to the following laws and regulations:

Food Safety

According to the Food Safety Law of the People’s Republic of China (the “PRC “) (the “Food Safety Law”), as promulgated by the Standing Committee of the National People’s Congress (the “NPCSC”) on February 28, 2009, took effective on June 1, 2009 and amended on April 24, 2015, December 29, 2018, and Implementing Regulations of the Food Safety Law of the PRC (“Implementing Regulations of the Food Safety Law”), passed by the State Council on July 20, 2009 and amended on February 6, 2016 and December 1, 2019, food producers and business operators shall, in accordance with laws, regulations and food safety standards, engage in production and business operation activities, establish a sound food safety management system, and take effective measures to prevent and control food safety risks, thus ensuring food safety.

According to the Food Safety Law and the Implementing Regulations of the Food Safety Law, food safety standards are mandatory standards, other than food safety standards, no food mandatory standard shall be formulated. The health administrative department under the State Council shall, in concert with the food safety administration under the State Council, be responsible for the formulation and release of national food safety standards. The standardization administrative department under the State Council shall provide the reference codes for these national standards. The health administrative department of the State Council shall, in collaboration with the food safety supervision and management department and the agriculture administrative department, etc. of the State Council, develop a national standard plan on food safety and an annual plan for the implementation thereof. For local special foods without national food safety standards, the health administrative departments of the people’s governments of provinces, autonomous regions and municipalities directly under the Central Government may formulate and publish local food safety standards and submit the same to the health administrative department under the State Council for filing. After the national food safety standards are formulated, such local standards shall be nullified immediately.

The State encourages food producers to formulate corporate standards that are stricter than the national or local food safety standards. Such corporate standards apply to such producers and shall be reported to the health administrative department of the people’s governments of provinces, autonomous regions and municipalities directly under the Central Government for filing. The health administrative departments of the people’s governments at the provincial level or above shall promulgate on their respective websites the national and local food safety standards and corporate standards formulated and filed for inquiry and downloading by the public free of charge.

The State has established a food recall system according to the Food Safety Law and the Implementing Regulations of the Food Safety Law. Upon discovery of food produced not conforming to food safety standards or if there is any evidence proving that the foods produced may harm human health, food producers and operators shall (i) immediately cease production, recall foods in the market, notify the relevant food producers, operators and consumers thereof, and keep records of the recall and notification status; (ii) immediately cease operation, notify the relevant food producers, operators and consumers thereof, and keep records of the cessation and notification status. If a food producer considers a recall as necessary, then foods in the market shall be recalled immediately.

Food Production and Trading License

According to the Food Safety Law and the Implementing Regulations of the Food Safety Law as amended, the State implements a licensing system for the food production and trading. However, no license is required for the sale of edible agricultural products. For packaging materials with direct contact with food and other food-related products with higher risks, the production licensing shall be implemented in accordance with the relevant administrative provisions of the State on production licenses for industrial products.

Pursuant to the Administrative Measures of Food Production Licensing promulgated by the State Administration for Market Regulation on January 2, 2020 and took effect on March 1, 2020, the food production license is valid for five years and is subject to the “one entity, one license” principle. Pursuant to the Administrative Measures for Food Operation Licensing, which was promulgated by the China Food and Drug Administration (the “CFDA”) on August 31, 2015, took effect on October 1, 2015 and was latest amended on November 17, 2017, entities engaging in food selling and catering services in the PRC shall obtain a food operation license. The principle of one license for one site shall apply to the food operation license. Food and drug administrative authorities shall implement classified licensing for food operation according to food operators’ types and the degree of risk of their operation projects. The food operation license is valid for five years.

The food safety supervision and management department under the State Council is responsible for the inspection and guiding the management of national food production and business operation licensing. The food safety supervision and management department of each local people’s government at or above the county level is responsible for the inspection and guiding the management of food production and business operation licensing within the respective administrative area. They shall impose penalties for the violations of regulatory requirements.

Food Labelling Management

According to the Food Safety Law, packaged food shall be labeled. The labels shall include the following items: (1) name, specification, net weight, and production date; (2) content or ingredient table;(3) name, address, and contact information of the producer; (4) best before date; (5) the standards code of the product; (6) storage conditions; (7) generic names of food additives used under the national standards; (8) the production license number; and (9) other items that are required by laws, regulations and food safety standards. Major nutrition facts and contents shall be specified on the labels of staple foods and supplementary foods exclusively for infants and other designated groups. Where national food safety standards have otherwise provisions on label matters, those provisions shall prevail. Food operators shall sell food in accordance with warning marks, warning specifications or cautions stated on labels thereof. According to the provisions of the Food Safety Law, The health administrative department under the State Council issued on April 20, 2011, and implemented on April 20, 2012, the General Principles of Prepackaged Food Labeling of GB 7718- 2011 National Food Safety Standard (GB 7718-2011).

Drinking Water Management

According to the Standards for Drinking Water Quality (GB5749-2006) as promulgated by the Ministry of Health of the PRC (National Health Commission of the PRC) and Standardization Administration on December 29, 2006, took effective on July 1, 2007, all drinking water must meet this standard. The standard contains 13 national standards for sanitary inspection of drinking water. The water quality indexes increase to 106 items from 35 items of GB5749-1985, up 71 items, 8 of previous items have been revised.

The Packaged Drinking Water (GB19298-2014) was promulgated by National Health and Family Planning Commission of PRC (the National Health Commission of the PRC) on December 24, 2014, took effective on May 24, 2015.This standard specifies the product scope, requirements, inspection methods, label identification and name of packaged drinking water.

According to the Drinking Natural Mineral Water (GB8537-2018), as promulgated by the National Health Commission of the PRC on June 21, 2018, took effective on June 21, 2019, the standard is a mandatory national standard, which specifies the product classification, requirements, inspection methods, inspection rules, marks, packaging, transportation and storage of drinking natural mineral water.

Product Quality and Product Liability

Product Quality

In accordance with the Product Quality Law of the PRC (the “Product Quality Law”), as promulgated by the NPCSC on February 22, 1993, took effective on September 1, 1993 and last amended on December 29, 2018, producers and sellers are liable for the quality of the products they produce or sell. Where anyone produces or sells products that do not comply with the relevant national or industrial standards and requirements safeguarding the health and safety of persons and property, they shall be ordered by the relevant authorities to stop production and/or sale of the products; the products illegally produced and/or sold shall be confiscated; a fine not less than the equivalent of, but not more than three times, the value of the products illegally produced or sold (including those already sold and those not yet sold, hereinafter the same)shall be imposed concurrently; if there are illegal proceeds, such proceeds shall be confiscated concurrently; if the circumstances are serious, the business license shall be revoked. If the case constitutes a crime, criminal liability shall be investigated in accordance with the law.

According to the Measure for the Supervision and Administration of the Sanitation of Drinking Water, as promulgated by the National Health Commission of the PRC on April 17, 2016, took effective on June 1, 2016, all units and individuals within the territory of the PRC shall abide by the measures. The measure is to ensure the safety of drinking water, protect human health, and strengthen supervision and management.

According to the Notice on urging drinking water production enterprises to strengthen safety management of added substances, as passed by the General Administration of Quality Supervision, Inspection and Quarantine of the PRC (State Administration for Market Regulation) on August 3, 2009, took effective on the same day, business operators shall take effective measures to strengthen safety management. The notice is to protect human health, standardize production, and further strengthen the supervision of drinking water production enterprises.

The Notice on further strengthening the supervision and management of the quality and safety of “Big Buckets of Water,” as passed by the National Medical Products Administration (State Administration for Market Regulation) on March 31, 2014, took effective on the same day, emphasizes the strict implementation of the main responsibility of production enterprises, the strict implementation of production license, the strict implementation of supervision and inspection, the strict supervision and random inspection of products, and the strict investigation and punishment of illegal acts.

Protection of Consumer Rights and Interests

The Law of the PRC on the Protection of Consumer Rights and Interests, as passed by the NPCSC on October 31, 1993 and last amended on October 25, 2013 contains the code of conduct for business operators when dealing with consumers, including but not limited to: (i) the goods and services shall comply with the Product Quality Law and other relevant laws and regulations; (ii) accurate information about the goods and services and the quality and use of such goods and services; (iii) issue invoice shopping vouchers or service documents to consumers in accordance with relevant national regulations, business practices or at the request of consumers; (iv) ensure that the actual quality and function of the goods or services are consistent with the quality of the goods or services indicated by advertising data, product descriptions, samples or other means; (v) assume responsibility for repair, replacement, refund or other liability under national regulations or any agreement with consumers; and (vi) not to create terms that are unreasonable or unfair to consumers, or exempt themselves from civil liability when they damage consumers’ legitimate rights and interests.

RISK FACTORS

The following factors should be considered in evaluating the business and future prospects of Xixingdao. Any of the following risks, either alone or taken together, could materially harm its business, financial condition, and results of operations. If one or more of these or other risks or uncertainties materialize, or if its underlying assumptions prove to be incorrect, our business, financial condition, and results of operations could be materially harmed. Unless otherwise indicated or the context otherwise requires, references in this report to “we,” “our” “us” and other similar terms refer to Xixingdao.

Our water deliveries is subject to various contaminants which may result in disruption in our services, additional costs, loss of revenue, fines, laws and/or regulations, and litigation which could harm our business, reputation, financial condition, and results of operations.

Our water delivery is subject to possible contaminants, including those from:

●	naturally occurring compounds or man-made substances;
●	chemicals and other hazardous materials;
●	lead and other materials; and
●	pharmaceuticals and personal care products.

Depending on the nature of the water contamination, we may have to substitute our water supply, including if practicable, the purchase of water from other suppliers. We may experience a loss of revenue and incur significant costs, including, but not limited to, costs for water quality monitoring, the purchase of alternative water supplies, or litigation related matters, including governmental enforcement actions. If we are unable to adequately substitute a water supply from an uncontaminated water source in a timely or cost-effective manner, there may be an adverse effect on our business, reputation, financial condition, and results of operations. We could also be subject to:

●	claims for consequences arising out of human exposure to contamination and/or hazardous substances in our water supplies, including toxic torts;
●	claims for customers’ business interruption as a result of an interruption in water service;
●	claims for breach of contract;
●	criminal enforcement actions;
●	regulatory fines; or
●	other claims.

We may incur costs to defend our position and/or incur reputational damage even if we are not liable for consequences arising out of human exposure to contamination and/or hazardous substances in our water delivery, other environmental damage, or our customer’s business interruption. Such claims or actions could harm our business, reputation, financial condition, and results of operations.

Our operations are geographically concentrated in the city of Dongguan, which make us susceptible to risks affecting Dongguan.

Our operations are concentrated in the city of Dongguan. As a result, our financial results are largely subject to political, resource supply, labor, utility cost and regulatory risks, economic conditions, natural disasters and other risks affecting Dongguan.

Our business is impacted by weather conditions and is subject to seasonal fluctuations, which could harm demand for water service and our business, financial condition, and results of operations.

Demand for our water during the warmer months is generally greater than during cooler months. Throughout the year, and particularly during typically warmer months, demand will vary with temperature. In the event that the demand for our water decreases, it will harm our business, financial condition, and results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto. Unless otherwise indicated or the context otherwise requires, references in this report to “we,” “our” “us” and other similar terms refer to Xixingdao.

Results of Operations of period from May 31, 2019 to December 31, 2019

2019

Net revenues	$585,454
Cost of revenues	291,784
Gross profit	293,670

Operating expenses:
Selling and marketing expenses	12,812
General and administrative expenses	51,044
63,856
Operating income	229,814

Interest expense	31

Earnings before tax	229,783

Income tax	16,655

Net income	$213,128

Other comprehensive income:
Foreign currency translation income	(2,501)
Comprehensive income	$210,627

Revenue

Net revenues totaled $585,454 for the period from May 31, 2019 to December 31, 2019. The reason for the increase was the inception of sales water and beverages by the Company.

Cost of revenue

Cost of revenue totaled $291,784 for the period from May 31, 2019 to December 31, 2019. The reason for the increase in cost of revenue was the inception of sales and related costs by the Company.

Gross profit

Gross profit was $293,670 for the period from May 31, 2019 to December 31, 2019. This represents approximately a 50% gross profit margin.

Operating expenses

General and administrative expenses totaled $63,856 for the period from May 31, 2019 to December 31, 2019. The main reason was the inception of regular business activities including sales of water products by the Company.

Net income

Net income totaled $213,128 for the period from May 31, 2019 to December 31, 2019. This comes as the result of the Company starting business activities.

Liquidity and Capital Resources as of December 31, 2019

Working capital

	As of December 31,
	2019	2018	Change
Total current assets	$32,634	$-	$32,634
Total current liabilities	126,244	-	126,244
Working capital deficit	(93,610)	-	(93,610)

As of December 31, 2019, we had cash and cash equivalents in the amount of $3. We financed our operations primarily though borrowings from related parties. The change in working capital was primarily from an increase in due from related party of $48,593.

Cash Flows for the period from May 31, 2019 to December 31, 2019

	Period ended December 31,
	2019	2018	Change
Cash flows generated in operating activities	$229,394	$-	$229,394
Cash flows used in investing activities	(278,559)	-	(278,559)
Cash flows provided by financing activities	49,169	-	49,169
Net increase in cash during period	$4	$-	$4

Cash Flow from Operating Activities

Cash flow generated in operating activities for the period from May 31, 2019 to December 31, 2019 was $229,394. This was the result of the initial recognition of depreciation and amortization of $1,740, an increase in inventory of $33,019, an increase in accounts payable of $17,215, and an increase in taxes payable $34,290. These increases are the result of the Company’s first year of operations.

Cash Flow in Investing Activities

Cash flow used in investing activities was $278,559 for the period from May 31, 2019 to December 31, 2019. The increase in net cash flow used was for the security deposits for bottles as a requirement set forth by the Company’s suppliers.

Cash Flow from Financing Activities

Cash flow provided by financing activities was $49,169 for period from May 31, 2019 to December 31, 2019. This increase was the result of advances from related parties to finance the business.

Results of Operations for the six months ended June 30, 2020 compared to the period from May 31, 2019 to June 30, 2019:

	2020	2019	Change

Net revenues	$121,033	$18,755	$102,278
Cost of revenues	88,613	17,762	70,851
Gross profit	32,420	993	31,427

Selling, general and administrative expenses	89,584	8,526	81,058

Interest expense	(48)	-	(48)

Loss before tax	(57,212)	(7,533)	(49,679)

Income tax	-	-	-

Net loss	$(57,212)	$(7,533)	$(46,679)

Other comprehensive income:
Foreign currency translation income	(2,761)	114	(2,830)

Comprehensive loss	$(59,973)	$(7,419)	$(52,554)

Revenue

Net revenues totaled $121,033 for the six months ended June 30, 2020 as compared to $18,755 for the period from May 31, 2019 to June 30, 2019, reflecting an increase of $102,278. The increase is the result of the Company’s continued efforts to increase top line sales of water and beverages from the Company’s year of inception to its second year of operation.

Cost of revenue

Cost of revenue totaled $88,613 for the six months end June 30, 2020, as compared to $17,762 for the period from May 31, 2019 to June 30, 2019. The increase $70,851 is concurrent with the increase top line sale for the same period. The overall increase in cost of revenue was related to the general increase in sales activity.

Gross profit

Gross profit was $32,420 for the six months ended June 30, 2020 which reflects a 26.7% gross profit margin. Gross profit was $993 for the period from May 31, 2019 to June 30, 2019. Gross profit margins increased when the periods are compared to each other, but they have yet to show consistency over time, given the amount time measured is still relatively short.

Operating expenses

Selling, general and administrative expenses totaled $89,584 for the six months ended June 30, 2020 as compared to $8,526 for the period from May 31, 2019 to June 30, 2019. These expenses increased by $81,058, which primarily reflects the Company continuing to ramp up operations from year one to year two.

Net loss

Net loss totaled $57,212 for the six months ended June 30, 2020 compared to $7,533 for the period from May 31, 2019 to June 30, 2019. The increase loss comes as the result of the increased business activities not yet reaching economies of scale when covering overhead that is included in selling, general and administrative expenses.

Liquidity and Capital Resources

Working capital as June 30, 2020

	June 30, 2020	December 31, 2019	Change
Total current assets	$110,048	$32,634	$77,414
Total current liabilities	258,601	126,244	132,357
Working capital deficit	(148,553)	(93,610)	(54,943)

As of June 30, 2020, we had cash and cash equivalents in the amount of $1,939. We financed our operations primarily though borrowings from related parties. The change in working capital was primarily from an increase in due from related party of $72,238 for the six months ended June 30, 2020.

Cash Flows for the six months ended June 30, 2020 and for the period from May 31, 2019 to June 30, 2019

	2020	2019	Change
Cash flows generated in operating activities	$(70,157)	$(20,112)	$(50,045)
Cash flows used in investing activities	-	-	-
Cash flows provided by financing activities	72,238	20,557	51,681
Net increase in cash during period	$2,081	$445	$4

Cash Flow from Operating Activities

Cash flow used in operating activities for the six months ended June 30, 2020 was $70,157. This is the result of losses in operations, an increase in accounts receivable of $5,291, an increase in inventory of $15,371, a decrease in accounts payable of $4,495, and an increase in customer deposits of $8,788. The use of cash reflects the Company efforts to ramp up business by selling on account and holding inventory to meet the future demand of customers.

Cash Flow from Financing Activities

Cash flow provided by financing activities was $72,238 for the six months ended June 30, 2020. This increase was the result of advances from related parties to finance the business.

Critical Accounting Policy and Estimates

In the ordinary course of business, we make a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with U.S. generally accepted accounting principles. We base our estimates on historical experience, when available, and on other various assumptions that are believed to be reasonable under the circumstances. Actual results could differ significantly from those estimates under different assumptions and conditions.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements, including Balance Sheet as of December 31, 2019, the related Statement of Income and Comprehensive Income for the period from May 31, 2019 (inception) to December 31, 2019, the related Statement of Changes Stockholders’ Equity as of and for the period from May 31, 2019 (inception) to December 31, 2019, and the related Statement of Cash Flow for the period from May 31, 2019 (inception) to December 31, 2019, are filed as Exhibit 99.1 to this amendment.

(b) Pro Forma Financial Information.

The unaudited Pro Forma Combined Financial Statements, including Balance Sheet and Statement of Operations and Comprehensive Loss, are filed as Exhibit 99.2 to this amendment.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions taken place on the assumed date; nor is it indicative of the future consolidated results of operations or financial position of the combined companies.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Audited Financial Statements of Xixingdao as of December 31, 2019
99.2	Reviewed Financial Statements of Xixingdao as of June 30, 2020
99.3	Unaudited Pro Forma Combined Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 28, 2020

FORTUNE VALLEY TREASURES, INC.

By:	/s/ Yumin Lin
Name:	Yumin Lin
Title:	Chief Executive Officer, President and Secretary